UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TD Banknorth Inc.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Special Meeting of Shareholders William J. Ryan Chairman April 18, 2007

Note on Forward-Looking Information This presentation contains “forward-looking statements.” Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of TD Bank Financial Group’s and TD Banknorth’s management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; the ability to obtain the approval of the transaction by TD Banknorth stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and schedule; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and Canada; acts of terrorism; and war or political instability. Additional factors that could cause TD Bank Financial Group’s and TD Banknorth’s results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 40-F for TD Bank Financial Group and the 2006 Annual Report on Form 10-K of TD Banknorth filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

Transaction Summary Value per share: $32.33 Aggregate transaction value: $3.2 billion Consideration: 100% Cash Required Approvals: Approval of holders of a majority of BNK common stock Approval of holders of a majority of BNK common stock not held by TD or its affiliates Approval of TD as holder of Class B common stock Approval of Massachusetts Board of Bank Incorporation

Transaction Pricing and Comparables Source: TD Banknorth proxy statement dated March 16, 2007. See Comparable Transaction Metrics, page 41 for more information and description of selected banking transactions. * Excluding deferred tax liability. Proposed Merger @ $32.33 Comparable Median for Selected Banking Transactions Price / LTM GAAP Earnings 22.0x 18.3x Price / LTM Cash Operating Earnings 14.4x N/A Price / 2007 Estimated Cash operating Earnings 15.6x 15.2x Price / Tangible Book* 4.98x 3.78x Tangible Book Premium / Core Deposits 24.1% 30.8% Premium to Market 6.5% 17.7%

Additional Information and Where to Find It In connection with the proposed merger between TD Banknorth and a wholly-owned subsidiary of The Toronto-Dominion Bank, TD Banknorth filed a definitive proxy statement with the Securities and Exchange Commission on March 19, 2007. Stockholders of TD Banknorth are urged to read the definitive proxy statement regarding the proposed merger because it will contain important information. Stockholders will be able to obtain a free copy of the definitive proxy statement as well as other filings containing information about TD Bank Financial Group and TD Banknorth, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). In addition, copies of the definitive proxy statement can be obtained, without charge, by directing a request to TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2,Attention: Investor Relations, (416) 308-9030, or to TD Banknorth Inc., Two Portland Square, P.O. Box 9540, Portland, ME 04112-9540, Attention:Investor Relations, (207) 761-8517. TD Bank Financial Group, TD Banknorth, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TD Bank Financial Group’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2006, which was filed with the Securities and Exchange Commission on December 11, 2006, and its notice of annual meeting and proxy circular for its 2007 annual meeting, which was filed with the Securities and Exchange Commission on February 23, 2007. Information regarding TD Banknorth’s directors and executive officers is available in TD Banknorth’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 28, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement and Amendment No.3 to the Schedule 13E-3 transaction statement filed with the Securities and Exchange Commission on March 19, 2007.